SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2011

FORCE FUELS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1503 South Coast Drive, Suite 206
Costa Mesa, California 92626
(Address of Principal Executive Offices)

(949) 783-6723
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01             Entry into a Material Definitive Agreement.

A.           Agreement Terminating Asset Purchase Agreement:

On 30 March 2011 the Company entered into an Agreement Terminating Asset Purchase Agreement (the “Terminating Agreement”) with PEMCO, LLC (“Pemco”). The Company and Pemco had previously entered into an Asset Purchase Agreement dated 23 April 2010 (the “Purchase Agreement”) which was disclosed in a Form 8-K filed by the Company on 26 April 2010, with a copy of the Purchase Agreement attached to that Form 8-K as Exhibit 10.9. Exhibit 10.9 is hereby incorporated by reference into this current report as if actually attached to this current report as an exhibit.

The Terminating Agreement served to terminate all obligations of the parties under the Purchase Agreement. As such, the parties released each other from all remaining terms and provisions of the Purchase Agreement.

The Terminating Agreement also provides that the Company will sell to Pemco a fifty percent (50%) interest in four of the thirteen leases originally acquired by the Company under the Purchase Agreement. The Company will sell these interests for all amounts owed by the Company to Pemco and all other parties under the Purchase Agreement. The four leases are referred to as the Mann, Mann AB, Bayless, and Doebrook leases. With regard to the nine remaining leases originally acquired by the Company under the Purchase Agreement, Pemco will become the operator of drilling operations for each of those leases and subject to a separate development agreement to be executed in the future.

The foregoing descriptions of the Terminating Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Terminating Agreement. A copy of the Terminating Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by the Company with regard to the Terminating Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

B.           Joint Venture Agreement:

On 30 March 2011 the Company entered into a Joint Venture Agreement (the “JV Agreement”) with PEMCO, LLC (“Pemco”). Under the JV Agreement the parties will work together to develop oil and gas leases located in Kansas and Oklahoma. The leases are the four leases owned jointly by the Company and Pemco (the “Joint Leases”), and the nine leases which the Company owns, known as the Ball, East Ball, Kelso, Moore, Smith, Bain, Clark, Thorne, and Pendleton (the “Company Leases”).

With regard to the Joint Leases, (i) revenue (after operating expenses) generated from existing operations will be divided equally between Pemco and the Company; (ii) any new development be funded by the Company and the execution plan will be performed by Pemco; and, (iii) revenue (after operating expenses and cost of financing) generated from the new development will be allocated seventy five percent (75%) to the Company and twenty five percent (25%) to Pemco.

With regard to the Company Leases, (i) the Company and Pemco will use their respective best efforts to develop these leases; and, (ii) revenue (after operating expenses and cost of financing) generated will be allocated seventy five percent (75%) to the Company and twenty five percent (25%) to Pemco.

The foregoing descriptions of the JV Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the JV Agreement. A copy of the JV Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02             Termination of a Material Definitive Agreement.

See the description and discussion of the Agreement Terminating Asset Purchase Agreement set out in Item 1.01 (A), above, which description and discussion is incorporated in this Item 1.02 by reference. There were no penalties incurred by the Company in connection with the termination.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01             Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Agreement Terminating Asset Purchase Agreement

10.2	Joint Venture Agreement

99.1	Press Release issued by the Company with regard to the Terminating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE FUELS, INC.

/S/
THOMAS C. HEMINGWAY, President,
Chief Executive Officer

Date: 31 March 2011